Exhibit 10.10
WORK PRODUCT ASSIGNMENT AGREEMENT
(IQVIA US Version – February 2019)

By entering into this Work Product Assignment Agreement (this “Agreement”), I acknowledge that IQVIA Holdings Inc., a Delaware corporation (“IQVIA”), and its Subsidiaries (as defined below) (collectively, the “Company”) has an interest in protecting the ownership of Intellectual Property Rights (as defined below).

This Agreement describes terms relating to the ownership of Work Product (as defined below) in connection with my employment with Employer (as defined below) from time to time during the Service Period (as defined below). I understand I have a responsibility to read this Agreement carefully and understand its terms before I sign and return it.

In consideration of my employment with Employer (including continuing at-will employment with Employer), access to confidential and proprietary information of the Company during the course of my employment, and for other good and valuable consideration, I agree to the terms of this Agreement, which will be deemed effective upon the last date specified on the last page of this Agreement.

1.OWNERSHIP OF WORK PRODUCT:
Employer owns any Work Product made, created, conceived, developed, or reduced to practice by me, whether alone or with others, during the Service Period, unless it constitutes Non-Company Work Product (collectively, “Company Work Product”). I agree that all Company Work Product that is protectable under copyright laws shall be deemed “works made for hire” under those laws and shall be owned by Employer. To the extent any Company Work Product does not constitute a “work made for hire” or any ownership rights do not automatically transfer by virtue of my employment relationship with Employer, I hereby assign to Employer, without further consideration and with effect from the date of creation of that Company Work Product, all my right, title and interest in and to that Company Work Product together with (i) all goodwill associated with that Company Work Product and (ii) the right to sue in respect of every act of infringement of the Company Work Product occurring prior to the date of this Agreement, including by way of present assignment of any future rights in the Company Work Product I may have. To the extent that such assignment is not permitted by law, I hereby grant to Employer an exclusive, transferable, royalty-free, sub-licensable licence to such Company Work Product for any and all purposes.

2.COOPERATION:
I will assist Employer to perfect, protect, and use its rights in and to the Company Work Product in all countries. In particular, and without prejudice to section 6.g., I will sign all documents, supply all information and cooperate with reasonable requests that Employer considers necessary or desirable to give effect to this Agreement, and to enable Employer to obtain patent, copyright, or other legal protection for the Company Work Product. If Employer is unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint Employer and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me.

3.EXCLUDED WORK PRODUCT:
I will not, without Employer’s prior written consent, incorporate, or permit to be incorporated, any Non-Company Work Product or Prior Work Product (the “Excluded Work Product”) into any Company Work Product or any other Company materials, processes, computers, devices or other property. If, whether before or after the effective date of this Agreement, I incorporate, or permit to be incorporated, any Excluded Work Product into any Company Work Product or any other Company materials, processes, computers, devices or other property, or I create or develop, or permit to be created or developed, any Company Work Product that infringes or could be deemed to infringe any Excluded Work Product, I hereby unconditionally grant each

Subsidiary, or shall procure from the relevant third party of that Excluded Work Product a grant to each Subsidiary of, a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable, worldwide license, with rights to sublicense, any and all rights (a) to reproduce, make derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the applicable Excluded Work Product in any form or medium, whether now known or later developed, (b) to use, make, have made, use, sell, import, offer for sale, and otherwise exploit in any product or service based on, embodying, incorporating, or derived from, in whole or in part, the applicable Excluded Work Product, and (c) to exercise any and all other present or future rights in the applicable Excluded Work Product.

4.DOCUMENTATION; DISCLOSURE:
During the Service Period, I agree to keep and maintain adequate and current documentation (in the form of computer files, notes, drawings and in any other form that is required by Employer) of Company Work Product. I agree to make this documentation available to Employer at all times. I also agree this documentation will remain the sole property of Employer as applicable. During the Service Period, I will promptly disclose to Employer in writing, (a) Work Product made, created, conceived, developed, or reduced to practice by me, whether alone or with others, and (b) all applications for Intellectual Property Rights filed by me or in which I am named as an inventor or co-inventor.

5.DEFINITIONS:
a.“Employer” means the relevant Subsidiary I am or was employed by at the time the relevant Company Work Product is or was created, whether before or after the effective date of this Agreement.
b.“Intellectual Property Rights” means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, design rights, moral rights, and database rights; (ii) trademark, service mark, trade name rights and similar rights; (iii) trade secret rights, know-how, and confidential information; (iv) patent, rights to inventions, and industrial property rights;
(v) any other proprietary rights in intellectual property, in each case whether registered or unregistered; and (vi) rights in or relating to applications, registrations, renewals, extensions, combinations, divisions, amendments and reissues of, and applications for, any of the rights referred to in clauses (i) through (v) above.
c.“Non-Company Work Product” means any Work Product that (i) I developed entirely on my own time without using the Company’s or any customer of the Company’s equipment, supplies, facilities, trade secrets or confidential information and (ii) does not (1) relate to the Company’s or the Company’s customers’ business or actual or demonstrably anticipated research or development or (2) result from any work performed by me for
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the Company or any customer of the Company. I understand that the provisions this Agreement requiring assignment of Company Work Product do not apply to any Non-Company Work Product that qualifies fully under the provisions of Section 2870 of the California Labor Code, or any similar state invention law. Section 2870 of the California Labor Code states as follows:
(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2)Result from any work performed by the employee for the employer.
(b)To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.
However, I understand and agree that I must disclose to the Company all Non-Company Work Product that I believe qualifies under Labor Code Section 2870 (or any similar state invention law) so that the Company may determine whether it does in fact qualify for this limited exclusion from assignment to the Company. Unless I have generally described such Non-Company Work Product at the place of my signature below, I certify that I have none to be excluded from the assignments in this Agreement.
d.“Prior Work Product” means any Work Product made, created, conceived, developed, or reduced to practice by me, whether alone or with others, prior to the Service Period.
e.“Service Period” means the period of my employment with Company, whether before or after the effective date of this Agreement. If this Agreement has been executed in connection with the acquisition of any business or entity by IQVIA or any of its Subsidiaries, the Service Period is deemed to include, without limitation, the period of my employment, if any, with any such acquired business or entity prior to such acquisition.
f.“Subsidiary” means any entity which controls, is controlled by, or is under the common control of IQVIA, where control shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of an entity. If this Agreement has been executed in connection with the acquisition of any business or entity by IQVIA or any of its Subsidiaries, any such acquired business or entity is deemed to be a Subsidiary of IQVIA at all times for purposes of this Agreement, including, but not limited to, the period of my employment, if any, with any such acquired business or entity prior to such acquisition.
g.“Work Product” means any idea, concept, information, invention, material, process, data, database, program, know-how, improvement, discovery, development, design, artwork, formula, methodology, work of authorship, and/or technique, and all Intellectual Property Rights in any of these.

6.GENERAL PROVISIONS:
a.Waiver of Rights. If any Intellectual Property Rights, including moral rights, in any Company Work Product cannot (as a matter of law) be assigned by me to Employer, then I unconditionally and irrevocably waive the enforcement of such rights and all claims and causes of action of any kind against IQVIA or any of its Subsidiaries, or any of their respective licensees, successors or assigns with respect to such rights.
b.Other Agreements. The terms of this Agreement shall supersede and be in lieu of the applicable terms of any other prior agreement between IQVIA or any of its Subsidiaries and me arising from my employment with Employer and regarding the ownership of Intellectual Property Rights in any Company Work Product. The terms of this Agreement do not supersede any prior agreement between me and IQVIA or any of its Subsidiaries regarding my obligations with respect to noncompetition, nonsolicitation, nondisparagement, or otherwise in respect of confidential information and proprietary rights. To the extent it is determined by a court of competent jurisdiction that there is a conflict between or among the terms of this Agreement and any other non-superseded agreement between IQVIA or any of its Subsidiaries and me, it is the intent of the parties that the term(s) most protective of the interests of IQVIA and its Subsidiaries shall be enforced.
c.Amendments. No amendment or waiver of any provision of this Agreement or any rights or obligations of any party hereunder shall be effective unless pursuant to a written instrument signed by authorized representatives of the parties (or may be signed only by a single party if limited to such a waiver by that party); any waiver shall be effective only in the specific instance and for the specific purpose stated therein. I understand that, from time to time, the Company may update its standard form of Work Product Assignment Agreement (“WPAA”), and request that I execute the same. In such circumstances, any continued “at-will” employment is conditioned upon my execution of the Company’s then- current form of WPAA.
d.Counterparts. This Agreement may be executed in any number of counterparts, including by electronic delivery, each of which, when executed and delivered, shall be deemed to be an original and all of which shall be taken together and deemed to be one and the same instrument.
e.Governing Law. This Agreement and any action related thereto will be governed and interpreted by and under the laws of the State of Delaware without giving effect to any conflicts of laws principles that require the application of the law of a different state.
f.Non-Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of that provision or any other provision on any other occasion.
g.Further Assurance. I agree that I shall, upon receipt of a request by IQVIA or any Subsidiary, promptly do all acts and execute all documents as may be reasonably necessary or desirable to give full effect to the provisions of this Agreement.
h.Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.
i.Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will remain enforceable and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.
j.Survival and Assignment. This Agreement shall survive the termination of my employment with Employer and the assignment of this Agreement by IQVIA to any successor or other assignee and shall be binding upon my heirs and legal representatives. IQVIA shall have the right to assign this Agreement or any rights hereunder to any Subsidiary or successor.
k.Third Party Beneficiary. All Subsidiaries are intended third party beneficiaries of this Agreement and have the right to enforce rights under this Agreement.

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Accepted and agreed:
[Check One:]

I have no Non-Company Work Product to disclose or exclude from assignment.

By checking this box, I represent that I do have Non-Company Work
Product to disclose under Section 5(c) above, and I wish to exclude it from the assignments contained herein; I describe it generally as follows:

Employee Signature:

Name:
Employee ID:
Date:

IQVIA, on its own account and as agent for and on behalf of the Subsidiaries:

By:
Name: Trudy Stein
Title: IQVIA EVP, Chief Human Resources Officer
Date:

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